Stephen D. Blum – Investor Relations (480) 754-5040

Tom A. Herrmann – Media Relations (480) 754-2202

THE DIAL CORPORATION CONFERENCE CALL TO REVIEW
FIRST QUARTER 2003 RESULTS WILL BE HELD ON

WEDNESDAY, APRIL 23, 2003, AT 9:00 A.M. EDT

Scottsdale, Ariz. – April 8, 2003 – The Dial Corporation (NYSE: DL) will host a one-hour conference call to discuss reported results for first quarter 2003 at 9:00 a.m. EDT on Wednesday, April 23, 2003. Results will be released earlier in the day. Access for the conference call and webcast is open to the press and the general public in a listen-only mode. To access the conference call, please dial (416) 695-5259.

Participating in the call will be:

     Herbert M. Baum, Chairman, President and CEO

     Conrad A. Conrad, Executive Vice President and CFO

     Stephen D. Blum, Senior Vice President-Investor Relations

     John F. Tierney, Senior Vice President and Controller

Date: Wednesday, April 23, 2003
Time: 9:00 a.m. EDT
Dial-in: (416) 695-5259

Replay Information

If you are unable to participate in the conference call, a replay will be available starting at 12:00 noon EDT on Wednesday, April 23, 2003, thru Wednesday, April 30, 2003. To access the replay, please dial (416) 252-1143, refer to The Dial Corporation’s replay and Code T411543D.

Webcast Information

A webcast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm.

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